Exhibit 10.30

October 1, 2004

Mr. Eugene B. Johnson

920 Berkeley Avenue

Charlotte, North Carolina 28203

Dear Gene:

                You currently have 213,200 fully vested options under the Company’s 1995 Stock Option Plan, which presently expire on March 16, 2005 by the terms of FairPoint Communications, Inc.’s (the “Company”) 1995 Stock Option Plan and your Incentive Stock Option Agreement dated as of March 16, 1995.  Notwithstanding anything to the contrary in Paragraph 1(d)(ii) of your 1995 Incentive Stock Option Agreement, the Company hereby agrees to extend your right to exercise all of these 1995 options until May 21, 2008, subject to all other terms and conditions and other Option exercise trigger events set forth in the 1995 Option Plan and your 1995 Incentive Stock Option Agreement and also subject to your execution of this letter agreement as provided below.

As consideration for the Company’s extension of the term of your 1995 options, you have agreed that with respect to any one or more public offerings by the Company of its equity securities (including Income Deposit Securities) prior to May 21, 2008, you will be offered the same rights, and be subject to the same obligations (including pro rata subordination of your interest in the Company) in connection with any such public offering, as the Company’s executive officers then in office, and you have agreed that you will execute underwriter lock-up agreements, subordination agreements and any other agreements requested to be executed by such executive officers.  In addition, you have acknowledged and agreed that you may be required to accept securities which have not been registered under the Securities Act of 1933 if you elect to exchange your stock options or other equity securities of the Company for new securities to be issued by the Company in connection with any such public offering.

                If the foregoing is acceptable to you, please indicate your concurrence with the terms of this letter agreement by signing below.  Please return the enclosed copies of this letter agreement in the envelope provided.

Yours very truly,

/s/ Shirley J. Linn

Shirley J. Linn
Senior Vice President
SJL/bcs

ACCEPTED AND AGREED to as of
the 1st day of October 2004

/s/ Eugene B. Johnson
Eugene B. Johnson